Exhibit 99.1
OneWater Marine Inc. Announces Fiscal First Quarter 2024 Results
Outperforming industry and gaining market share in more competitive sales environment
Fiscal First Quarter 2024 Highlights
•Revenue decreased 1% to $364 million
•Same-store sales increased 2%
•Gross profit margin of 25.1%
•GAAP net loss of $(8) million, or $(0.49) per diluted share and adjusted diluted loss per share1 of $(0.38)
•Adjusted EBITDA1 was $7 million

BUFORD, GA – February 1, 2024 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal first quarter ended December 31, 2023.

“We delivered same store sales growth of 2% despite an increasingly competitive landscape with more moderated pricing. As expected, the return to traditional seasonal patterns and mix shift impacted results, with a preference towards our larger boat offerings during the historically slower winter months. While margins continue to stabilize, we are cautiously optimistic that we are nearing a new normal across the industry,” commented Austin Singleton, Chief Executive Officer at OneWater.

“We have had a wild ride in our first four years as a public company. Through it all, our team adapted quickly, which enabled significant growth and expansion. As we move forward in this more normalized environment, we remain focused on executing on our strategic growth objectives, while continuing to outperform the industry and drive enhanced value for our shareholders.”

For the Three Months Ended December 31	2023	2022	$ Change	% Change
Revenues	(unaudited, $ in thousands)
New boat	$241,084	$232,405	$8,679	3.7%
Pre-owned boat	53,283	55,778	(2,495)	(4.5)%
Finance & insurance income	7,360	8,934	(1,574)	(17.6)%
Service, parts & other	62,286	69,542	(7,256)	(10.4)%
Total revenues	$364,013	$366,659	$(2,646)	(0.7)%
Fiscal First Quarter 2024 Results

Revenue for fiscal first quarter 2024 was $364.0 million, a decrease of 0.7% compared to $366.7 million in fiscal first quarter 2023. Same-store sales increased 2%.

New boat revenue increased 3.7%, driven by an increase in average price per unit, partially offset by a slight decrease in units sold. Finance & insurance income decreased 17.6% compared to the prior year quarter due to less favorable rates in the increasingly competitive environment, but supported by typical finance penetration. Pre-owned boat revenue decreased 4.5% driven by the decrease in brokerage and consignment sales, partially offset by the increase in pre-owned sales from trade-ins. Service, parts & other sales were down 10.4% compared to the prior year quarter, primarily due to a reduction in parts and accessories sold to original equipment manufacturers and the disposal of Roscioli Yachting Center and Lookout Marine.

Gross profit totaled $91.4 million for fiscal first quarter 2024, down $18.5 million from $110.0 million for fiscal first quarter 2023. Gross profit margin of 25.1% decreased 490 basis points compared to the prior year period, driven by the seasonal shift in volume, mix, and size of boats sold, as well as lower revenue from higher margin businesses.

Fiscal first quarter 2024 selling, general and administrative expenses totaled $79.6 million, or 21.9% of revenue, compared to $77.8 million, or 21.2% of revenue, in fiscal first quarter 2023. The increase in selling, general and administrative expenses as a percentage of revenue was driven by expenses incurred to support maintaining revenues, including increased boat show related expenses, partially offset by decreased personnel expenses.

Net loss for fiscal first quarter 2024 totaled $(8.0) million, compared to net income of $11.4 million in fiscal first quarter 2023. The Company reported a net loss per diluted share for fiscal first quarter 2024 of $(0.49), compared to net income per diluted share of $0.61 in 2023. Adjusted diluted loss per share1 for fiscal first quarter 2024 was $(0.38), compared to adjusted diluted earnings per share of $0.73 in 2023.

Fiscal first quarter 2024 Adjusted EBITDA1 decreased 76.6% to $7.1 million compared to $30.4 million for fiscal first quarter 2023.
As of December 31, 2023, the Company’s cash and cash equivalents balance was $44.6 million and total liquidity, including cash and availability under credit facilities, was in excess of $65.0 million. Total inventory as of December 31, 2023, increased to $706.8 million compared to $609.6 million on September 30, 2023, primarily driven by the return of traditional seasonal cycles where the Company builds inventory in the winter months.

Total long-term debt as of December 31, 2023 was $439.8 million, and adjusted long-term net debt (net of $44.6 million cash)1 was 2.6 times trailing twelve-month Adjusted EBITDA1.
Fiscal Year 2024 Guidance

The Company is maintaining its previously issued fiscal full year 2024 outlook. For fiscal full year 2024, OneWater anticipates dealership same-store sales to be up low to mid-single digits. Adjusted EBITDA2 is expected to be in the range of $130 million to $155 million and earnings per diluted share is expected to be in the range of $3.25 to $3.75.

OneWater will host a conference call to discuss its fiscal first quarter earnings on Thursday, February 1, at 8:30 am Eastern time. To access the conference call via phone, participants can dial 1-833-630-0581 or 1-412-317-1814 (International).

Alternatively, a live webcast of the conference call can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

A telephonic replay will also be available through February 15th, 2024 by dialing 1-877-344-7529 (US Toll Free), 855-669-9658 (Canada Toll Free), or 1-412-317-0088 (International Toll), and entering access code 4301831.

1.See reconciliation of Non-GAAP financial measures below.

2.See reconciliation of Non-GAAP financial measures below for a discussion of why reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
Revenues:
New boat	$241,084	$232,405
Pre-owned boat	53,283	55,778
Finance & insurance income	7,360	8,934
Service, parts & other	62,286	69,542
Total revenues	364,013	366,659

Gross profit
New boat	44,681	57,147
Pre-owned boat	11,937	15,474
Finance and insurance	7,360	8,934
Service, parts & other	27,465	28,433
Total gross profit	91,443	109,988

Selling, general and administrative expenses	79,599	77,838
Depreciation and amortization	4,222	5,693
Transaction costs	579	1,330
Change in fair value of contingent consideration	572	(1,409)
Net income from operations	6,471	26,536

Other expense (income):
Interest expense – floor plan	7,812	4,779
Interest expense – other	9,152	7,584
Other (income) expense, net	(247)	(639)
Total other expense, net	16,717	11,724
Net (loss) income before income tax expense	(10,246)	14,812
Income tax (benefit) expense	(2,276)	3,384
Net (loss) income	(7,970)	11,428
Net (income) attributable to non-controlling interests	(119)	(1,365)
Net loss (income) attributable to non-controlling interests of One Water Marine Holdings, LLC	919	(1,163)
Net (loss) income attributable to OneWater Marine Inc.	$(7,170)	$8,900

Net (loss) earnings per share of Class A common stock – basic	$(0.49)	$0.62
Net (loss) earnings per share of Class A common stock – diluted	$(0.49)	$0.61

Basic weighted-average shares of Class A common stock outstanding	14,540	14,297
Diluted weighted-average shares of Class A common stock outstanding	14,540	14,587

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Cash	$44,569	$43,535
Restricted cash	9,584	14,673
Accounts receivable, net	47,885	63,613
Inventories, net	706,805	527,023
Prepaid expenses and other current assets	78,469	61,548
Total current assets	887,312	710,392
Property and equipment, net	83,221	114,802
Operating lease right-of-use assets	133,699	126,760
Other long-term assets	7,827	3,844
Deferred tax assets, net	33,239	7,248
Intangible assets, net	211,173	311,579
Goodwill	336,602	397,468
Total assets	$1,693,073	$1,672,093

LIABILITIES
Accounts payable	$18,897	$25,859
Other payables and accrued expenses	42,918	44,835
Customer deposits	50,977	60,084
Notes payable – floor plan	562,815	425,368
Current portion of operating lease liabilities	14,843	13,410
Current portion of long-term debt, net	6,125	29,247
Current portion of tax receivable agreement liability	2,447	2,363
Total current liabilities	699,022	601,166
Other long-term liabilities	13,967	19,850
Tax receivable agreement liability	40,688	43,991
Long-term operating lease liabilities	121,404	114,601
Long-term debt, net	433,682	434,670
Total liabilities	1,308,763	1,214,278

STOCKHOLDERS’ EQUITY
Total stockholders’ equity attributable to OneWater Marine Inc.	352,987	396,043
Equity attributable to non-controlling interests	31,323	61,772
Total stockholders’ equity	384,310	457,815
Total liabilities and stockholders’ equity	$1,693,073	$1,672,093

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2023		2022
Net (loss) income attributable to OneWater Marine Inc.	$(7,170)		$8,900
Transaction costs	579	—	1,330
Intangible amortization	1,579		3,292
Change in fair value of contingent consideration	572		(1,409)
Other (income) expense, net	(247)		(639)
Net (loss) income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(223)		(234)
Adjustments to income tax (benefit) expense (2)	(520)		(538)
Adjusted net (loss) income attributable to OneWater Marine Inc.	(5,430)		10,702

Net (loss) earnings per share of Class A common stock - diluted	$(0.49)		$0.61
Transaction costs	0.04		0.09
Intangible amortization	0.11		0.23
Change in fair value of contingent consideration	0.04		(0.10)
Other (income) expense, net	(0.02)		(0.04)
Net (loss) income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(0.02)		(0.02)
Adjustments to income tax (benefit) expense (2)	(0.04)		(0.04)
Adjusted (loss) earnings per share of Class A common stock - diluted	$(0.38)		$0.73

(1) Represents an allocation of the impact of reconciling items to our non-controlling interest.
(2) Represents an adjustment of all reconciling items at an estimated effective tax rate.

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Trailing twelve months ended December 31,
	2023	2022	2023
Net (loss) income	$(7,970)	$11,428	$(58,509)
Interest expense – other	9,152	7,584	36,125
Income tax (benefit) expense	(2,276)	3,384	(9,072)
Depreciation and amortization	4,906	6,182	25,512
Stock-based compensation	2,392	2,573	8,781
Change in fair value of contingent consideration	572	(1,409)	377
Transaction costs	579	1,330	1,088
Loss on impairment	—	—	147,402
Other (income) expense, net	(247)	(639)	1,345
Adjusted EBITDA	$7,108	$30,433	$153,049

Long-term debt (including current portion)			$439,807
Less: cash			(44,569)
Adjusted long-term net debt			$395,238

Pro forma adjusted net debt leverage ratio			2.6	x

About OneWater Marine Inc.
OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 98 retail locations, 10 distribution centers / warehouses and multiple online marketplaces in 18 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.
Non-GAAP Financial Measures and Key Performance Indicators
This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net (Loss) Income Attributable to OneWater Marine Inc., Adjusted Diluted (Loss) Earnings Per Share and Adjusted Long-Term Net Debt, as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non-GAAP forward-looking measures, including Adjusted EBITDA guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to change in fair value of contingent consideration and transaction costs. Change in fair value of contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, gain (loss) on extinguishment of debt, loss on impairment, stock-based compensation and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, gain or loss on extinguishment of debt, income tax (benefit) expense, loss on impairment, stock-based compensation and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share

We define Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. as Net Income (Loss) Attributable to OneWater Marine Inc. before transaction costs, intangible amortization, change in fair value of contingent consideration, loss on impairment and other expense (income), all of which are then adjusted for an allocation to the non-controlling interest of OneWater Marine Holdings, LLC. Each of these adjustments are subsequently adjusted for income tax at an estimated effective tax rate. Management also reports Adjusted Diluted (Loss) Earnings Per Share which presents all of the adjustments to net income attributable to OneWater Marine Inc. noted above on a per share basis. See reconciliation above.

Our board of directors, management team and lenders use Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of unusual or one time charges and other items (such as the change in fair value of contingent consideration, intangible amortization, loss on impairment and transaction costs) that impact the comparability of financial results from period to period. We present these metrics because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Long-Term Net Debt

We define Adjusted Long-Term Net Debt as long-term debt (including current portion) less cash. We consider, and we believe certain investors and analysts consider, adjusted long-term net debt, as well as adjusted long-term net debt divided by trailing twelve-month Adjusted EBITDA, to be an indicator of our financial leverage.

Same-Store Sales

We define same-store sales as sales from our Dealership segment, excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our Dealership segment revenue. We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges including a heightened inflationary environment and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, fluctuation in interest rates, adverse weather events, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com